SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2006

AMERITYRE CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	000-50053	87-0535207
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

1501 Industrial Road, Boulder City, Nevada  89005

(Address of principal executive office)

Registrant's telephone number, including area code: (702) 294-2689

Copies to:

John C. Thompson, Esq.

John C. Thompson, LLC

1371 East 2100 South, #202

Salt Lake City, Utah 84105

Phone: (801) 363-4854

Fax: (801) 606-2855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 9, 2006, Amerityre Corporation (the “Company”) announced the appointment of Kenneth C. Johnsen as the Company’s President, effective August 7, 2006.  Richard A. Steinke, the Company’s founder, has been serving as President and CEO as well as Chairmen of the Board.  Mr. Steinke has resigned as President, also effective August 7, 2006, but will continue to serve as Chairman and CEO, while Mr. Johnsen, who has been a member of the Company’s Board of Directors since October 2005, has resigned his board position effective August 7, 2006, and will assume his executive responsibilities immediately.

Mr. Johnsen, age 47, currently serves as a member of the board of directors of Joy Global, Inc., Milwaukee, Wisconsin, a worldwide leader in manufacturing, servicing and distributing equipment for surface and underground mining.  Joy Global, Inc. is traded on the NASDAQ National Market under the symbol “JOYG.” From April 2001 to June 2005, Mr. Johnsen was a Director, President and Chief Executive Officer of Geneva Steel, Vineyard, Utah.  Mr. Johnsen also served in various other capacities at Geneva Steel, including Executive Vice President, Secretary and General Counsel for the period between October 1991 and April 2001.  Geneva Steel filed a voluntary petition for reorganization under Chapter 11 in 2002.  Prior to joining Geneva, Mr. Johnsen was an attorney with Parr, Waddoups, Brown, Gee & Loveless in Salt Lake City, Utah from 1986 to 1991.  Mr. Johnsen earned a B.A. in Finance from Utah State University (1982), and a J.D. from Yale Law School in 1985.

Since joining the Company’s Board of Directors and in addition to his regular board service, Mr. Johnsen has taken the lead and provided direction for our off-the-road tire re-treading technology.  As authorized by the Board of Directors, Mr. Johnsen has received annual board compensation consisting of 1,852 shares of the Company’s restricted common stock for service through November 2006, which he will retain.  Mr. Johnsen has also received $9,000 in cash representing payment for board service through August 2006.  Mr. Johnsen has orally agreed to accept compensation of $500 per day for his services as President until the Company’s Compensation Committee finalizes the terms of his written employment agreement.

The full text of the press release announcing Mr. Johnsen’s appointment is attached to this filing as an exhibit.

Item 9.01 Financial Statements and Exhibits

Exhibit 99

Press release dated August 9, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  August 9, 2006

AMERITYRE CORPORATION

By: /S/ Elliott N. Taylor

Elliott N. Taylor

Executive Vice-President and General Counsel